Exhibit 99.1 Press release issued by Louisiana-Pacific Corporation on February 8, 2013 regarding quarter and year ended December 31, 2012 results.

FOR RELEASE AT 8:00 AM (EST) FRIDAY, FEBRUARY 8, 2013

LP Reports Fourth Quarter and Year End 2012 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the fourth quarter and year ended December 2012, which included the following:

•	Total sales for the fourth quarter of $459 million, 47 percent higher than the year ago quarter, and total sales for the year were $1.7 billion, 27 percent higher than the previous year.

•	Income from continuing operations for the fourth quarter was $49 million ($0.34 per diluted share) and $32 million ($0.22 per diluted share) for the year.

•	Non-GAAP adjusted income from continuing operations was $26 million ($0.18 per diluted share) and $49 million ($0.35 per diluted share).

•
Adjusted EBITDA from continuing operations for the fourth quarter was $71 million compared to a loss of $12 million in the fourth quarter of 2011. For the year, EBITDA from continuing operations was $203 million compared to a loss of $5 million the previous year.

•	Cash and cash equivalents were $561 million as of December 31, 2012.

"We are very pleased that LP is reporting both a profitable fourth quarter and a profitable 2012,” said CEO Curt Stevens. “The U.S. housing recovery picked up momentum in the fourth quarter, with annual housing starts at a seasonally adjusted rate of 954,000 in December. This increase in demand resulted in better OSB pricing and good performance in our Siding segment."

FOURTH QUARTER RESULTS

For the quarter ended December 31, 2012, LP reported net sales of $459 million, up from $312 million in the fourth quarter of 2011. For the fourth quarter, the company reported operating income of $47 million as compared to an operating loss in the fourth quarter of 2011 of $26 million.

For the fourth quarter of 2012, LP reported income from continuing operations of $49 million, or $0.34 per diluted share, as compared to a loss from continuing operations of $57 million, or $0.42 per diluted share, for the fourth quarter of 2011. Adjusted EBITDA from continuing operations for the fourth quarter of 2012 was $71 million compared to a loss of $12 million in the fourth quarter of 2011.

YEAR END RESULTS

For the year ended December 31, 2012, LP reported net sales of $1.7 billion compared to $1.4 billion in 2011. For the year ended 2012, the company reported operating income of $107 million as compared to an operating loss in 2011 of $140 million.

For 2012, LP reported income from continuing operations of $32 million, or $0.22 per diluted share, as compared to a loss of $172 million, or $1.29 per diluted share, for 2011. Adjusted EBITDA from continuing operations for the year was $203 million compared to a loss of $5 million for 2011.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. LP is currently operating seven facilities and has indefinitely curtailed three other facilities due to market conditions, however has announced plans to restart one of such facilities in early 2013. The OSB segment reported net sales for the fourth quarter of 2012 of $243 million, up 86% compared to $131 million of net sales in the fourth quarter of 2011. For the fourth quarter of 2012, the OSB segment reported an operating profit of $58 million compared with an operating loss of $16 million in the fourth quarter of 2011. For the fourth quarter, adjusted EBITDA from continuing operations for this segment was $68 million compared to the fourth quarter of 2011 loss of $5 million. For the fourth quarter of 2012 as compared to the fourth quarter of 2011, sales volumes increased 16% and sales price increased 64% quarter over quarter. The increase in selling price favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $90 million for the quarter as compared to 2011.

For the full year, OSB reported sales of $814 million, up 50% from the prior year and had operating income of $124 million compared to an operating loss of $64 million in 2011. Adjusted EBITDA for 2012 was $166 million compared to a loss of $18 million in 2011. For the year, sales volumes increased 12% and sales prices increased 36%. The increase in selling price favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $201 million for the year as compared to 2011.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $117 million in the fourth quarter of 2012, an increase of 25% from $93 million in the year-ago fourth quarter. For the fourth quarter of 2012, the Siding segment reported operating income of $11 million compared to $6 million in the year-ago quarter. For the fourth quarter, Siding reported $15 million in adjusted EBITDA from continuing operations, an increase of $5 million as compared to the fourth quarter of 2011.

For the full year, Siding reported sales of $501 million, up 17% from the prior year and had operating income of $67 million compared to $42 million in 2011. Adjusted EBITDA for 2012 was $83 million compared to $58 million in 2011. The increase in OSB sales prices sold in this segment accounted for approximately $11 million increase in both operating results and adjusted EBITDA from continuing operations.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP segment sales in the fourth quarter of 2012 totaled $52 million, up 11% from $46 million in the year-ago quarter. Operating losses increased 28% to $5 million for the fourth quarter of

2012 from $4 million for the fourth quarter of 2011. For the fourth quarter, LP reported a loss of $2 million in adjusted EBITDA from continuing operations in this segment.

For the full year, EWP reported sales of $213 million, up 5% from the prior year and an operating loss of $14 million compared to an operating loss of $16 million in 2011. Adjusted EBITDA for 2012 and 2011 was a loss of $2 million.

SOUTH AMERICA

The South America segment is comprised of its facilities in Chile and Brazil. The South America segment reported sales in the fourth quarter of 2012 of $42 million, up 23% from $34 million in the fourth quarter of 2011. Operating income was $7 million for the fourth quarter of 2012, an increase of $5 million from the fourth quarter of 2011. For the fourth quarter, LP reported adjusted EBITDA from continuing operations in this segment of $10 million, an improvement of $6 million as compared to the fourth quarter of 2011.

For the full year, South America reported sales of $169 million, up 16% from the prior year and operating income of $18 million compared to an operating income of $12 million in 2011. Adjusted EBITDA for 2012 was $30 million compared to $23 million in 2011.

COMPANY OUTLOOK

Stevens concluded, “At the recent International Builder's Show, builders were very upbeat. Despite some potential challenges associated with credit availability, the federal deficit and job growth, they expressed a great deal of confidence that housing starts will continue to improve in 2013.”

About LP

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as a reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net sales	$458.7	$312.2	$1,715.8	$1,356.9

Income (loss) from operations	$47.0	$(25.6)	$107.4	$(140.1)

Income (loss) from continuing operations before taxes and equity in (income) losses of unconsolidated affiliates	$56.8	$(49.6)	$38.0	$(184.1)

Non-GAAP Adjusted income (loss) from continuing operations	$26.1	$(28.7)	$49.3	$(96.7)

Income (loss) from continuing operations	$49.1	$(56.8)	$32.1	$(171.9)

Net income (loss) attributed to LP	$46.1	$(57.2)	$28.8	$(181.3)

Net income (loss) per share - basic	$0.33	$(0.42)	$0.21	$(1.36)

Net income (loss) per share - fully diluted	$0.32	$(0.42)	$0.20	$(1.36)

Average shares of stock outstanding - basic	138.6	136.3	137.1	133.2

Average shares of stock outstanding - fully diluted	143.3	136.3	142.6	133.2

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net sales	$458.7	$312.2	$1,715.8	$1,356.9
Operating costs and expenses:
Cost of sales	360.6	290.9	1,403.1	1,244.2
Depreciation and amortization	18.0	17.7	73.9	78.9
Selling and administrative	36.8	28.3	129.4	111.2
Loss on sale or impairment of long-lived assets, net	0.4	0.9	4.9	73.9
Other operating credits and charges, net	(4.1)	—	(2.9)	(11.2)
Total operating costs and expenses	411.7	337.8	1,608.4	1,497.0
Income (loss) from operations	47.0	(25.6)	107.4	(140.1)
Non-operating income (expense):
Other than temporary investment impairment	—	(14.8)	—	(14.8)
Interest expense, net of capitalized interest	(12.9)	(14.3)	(49.3)	(56.9)
Investment income	3.1	4.5	14.8	28.7
Other non-operating items	19.6	0.6	(34.9)	(1.0)
Total non-operating income (expense)	9.8	(24.0)	(69.4)	(44.0)
Income (loss) from continuing operations before taxes and equity in (income) loss of unconsolidated affiliates	56.8	(49.6)	38.0	(184.1)
Provision (benefit) for income taxes	12.0	(3.0)	7.6	(39.1)
Equity in (income) loss of unconsolidated affiliates	(4.3)	10.2	(1.7)	26.9
Income (loss) from continuing operations	49.1	(56.8)	32.1	(171.9)

Income (loss) from discontinued operations before taxes	(3.8)	0.2	(4.3)	(14.2)
Provision (benefit) for income taxes	(0.8)	0.6	(1.0)	(5.0)
Loss from discontinued operations	(3.0)	(0.4)	(3.3)	(9.2)
Net income (loss)	46.1	(57.2)	28.8	(181.1)
Less: Net income attributed to non-controlling interest	—	—	—	0.2
Income (loss) attributed to Louisiana-Pacific Corporation	$46.1	$(57.2)	$28.8	$(181.3)

Income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$0.35	$(0.42)	$0.23	$(1.29)
Loss from discontinued operations	(0.02)	—	(0.02)	(0.07)
Net income (loss) per share	$0.33	$(0.42)	$0.21	$(1.36)

Income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$0.34	$(0.42)	$0.22	$(1.29)
Loss from discontinued operations	(0.02)	—	(0.02)	(0.07)
Net income (loss) per share	$0.32	$(0.42)	$0.20	$(1.36)

Average shares of stock outstanding - basic	138.6	136.3	137.1	133.2
Average shares of stock outstanding - diluted	143.3	136.3	142.6	133.2

Amounts attributed to LP Corporation common shareholders
Income (loss) from continuing operations, net of tax	$49.1	$(56.8)	$32.1	$(172.1)
Loss from discontinued operations, net of tax	(3.0)	(0.4)	(3.3)	(9.2)
	$46.1	$(57.2)	$28.8	$(181.3)

CONSOLIDATED BALANCE SHEET
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$560.9	$340.0
Receivables, net	80.9	65.1
Income tax receivable	1.8	3.5
Inventories	209.8	163.6
Prepaid expenses and other current assets	6.0	5.7
Deferred income taxes	12.3	17.0
Current portion of notes receivable from asset sales	91.4	10.0
Assets held for sale	32.5	51.9
Total current assets	995.6	656.8

Timber and timberlands	40.1	45.5

Property, plant and equipment, at cost	2,061.6	2,028.1
Accumulated depreciation	(1,310.8)	(1,245.9)
Net property, plant and equipment	750.8	782.2

Notes receivable from asset sales	432.2	523.5
Investments in and advances to affiliates	68.6	79.1
Deferred debt costs	9.2	8.9
Long-term investments	2.0	0.7
Restricted cash	12.0	12.9
Intangible assets, net of amortization	0.6	1.4
Other assets	14.9	24.9
Long-term deferred tax asset	5.0	4.0
Total assets	$2,331.0	$2,139.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7.8	$5.3
Accounts payable and accrued liabilities	139.5	122.3
Current portion of limited recourse notes payable	90.0	7.9
Current portion of contingency reserves	2.0	4.0
Total current liabilities	239.3	139.5

Long-term debt, excluding current portion	782.7	715.9
Deferred income taxes	93.6	106.0
Contingency reserves, excluding current portion	12.8	17.2
Other long-term liabilities	168.8	160.4

Stockholders’ equity:
Common stock	150.4	149.8
Additional paid-in capital	533.6	549.9
Retained earnings	710.6	681.8
Treasury stock	(252.9)	(274.4)
Accumulated comprehensive loss	(107.9)	(106.2)
Total stockholders’ equity	1,033.8	1,000.9
Total liabilities and stockholders’ equity	$2,331.0	$2,139.9

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$46.1	$(57.2)	$28.8	$(181.1)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	18.0	17.7	73.9	78.9
(Gain) loss from unconsolidated affiliates	(4.3)	10.2	(1.7)	26.9
Other operating credits and charges, net	(4.1)	—	(2.9)	(11.2)
Loss on sale or impairment of long-lived assets	0.4	0.9	4.9	73.9
Realized gain on sale of long-term-investment	—	—	—	(15.2)
Gain on settlement of litigation related to ARS	(20.0)	—	(20.0)	—
Early debt extinguishment	—	—	52.2	—
Other-than-temporary investment impairment	—	14.8	—	14.8
Stock-based compensation expense	2.0	1.4	8.4	7.8
Exchange (gain) loss on remeasurement	(1.4)	1.2	3.4	0.1
Cash settlement of contingencies	0.2	(1.0)	(1.4)	(2.3)
Cash settlement of warranties, net of accruals	1.8	(4.8)	(1.5)	0.4
Pension (payments) expense, net	2.1	3.7	8.4	(6.3)
Non-cash interest expense, net	2.9	1.1	4.8	8.4
Other adjustments, net	0.9	(0.8)	0.2	3.4
(Increase) decrease in receivables	23.2	21.5	(15.0)	(0.7)
Decrease in income tax receivable	1.8	0.9	1.7	15.2
Increase in inventories	(2.9)	(9.1)	(44.5)	(15.1)
(Increase) decrease in prepaid expenses	2.7	3.0	0.3	(0.2)
Increase (decrease) in accounts payable and accrued liabilities	(14.9)	(6.7)	11.7	(5.4)
Increase (decrease) in deferred income taxes	8.5	(3.2)	3.7	(32.5)
Net cash provided by (used in) operating activities	63.0	(6.4)	115.4	(40.2)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(15.1)	(8.0)	(31.2)	(21.4)
Proceeds from sales of assets	0.1	0.1	9.2	1.3
Proceeds from (investments and advances) to joint ventures	6.1	(5.0)	12.7	(9.6)
Receipt of proceeds from notes receivable	10.0	—	10.0	—
Proceeds from settlement of litigation related to ARS	20.0	—	20.0	—
Proceeds from sale of investments	—	—	—	19.1
(Increase) decrease in restricted cash under letters of credit/credit facility	(0.2)	1.7	0.8	18.3
Net cash provided by (used in) investing activities	20.9	(11.2)	21.5	7.7
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long term debt	0.2	—	350.2	10.0
Repayment of long term debt	(10.8)	—	(253.1)	(0.2)
Redemption of non-controlling interest	—	—	—	(24.0)
Payment of debt issuance fees	—	(0.5)	(6.3)	(1.5)
Sale of common stock under equity plans	0.1	—	1.3	—
Net cash provided by (used in) financing activities	(10.5)	(0.5)	92.1	(15.7)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(3.0)	(2.0)	(4.5)	(1.1)
Net increase (decrease) in cash and cash equivalents	70.4	(20.1)	224.5	(49.3)
Cash and cash equivalents at beginning of period	490.5	360.1	340.0	389.3
Cash and cash equivalents at end of period	$560.9	$340.0	$564.5	$340.0

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Dollar amounts in millions	2012	2011	2012	2011
Net sales:
OSB	$243.1	$130.6	$814.1	$542.0
Siding	116.7	93.0	500.9	429.8
Engineered Wood Products	51.6	46.4	213.4	203.3
South America	41.7	33.8	168.8	144.9
Other	7.5	9.1	37.4	39.4
Intersegment sales	(1.9)	(0.7)	(18.8)	(2.5)
	$458.7	$312.2	$1,715.8	$1,356.9
Operating profit (loss):
OSB	$58.0	$(15.5)	$124.0	$(63.5)
Siding	11.0	6.2	67.4	42.0
Engineered Wood Products	(4.6)	(3.6)	(13.9)	(15.5)
South America	6.8	1.5	18.0	11.6
Other	(1.2)	(6.6)	(5.7)	(12.5)
Other operating credits and charges, net	4.1	—	2.9	11.2
Loss on sale or impairment of long-lived assets	(0.4)	(0.9)	(4.9)	(73.9)
General corporate and other expenses, net	(22.4)	(16.9)	(78.7)	(66.4)
Other non-operating income (expense)	19.6	0.6	(34.9)	(1.0)
Other-than-temporary investment impairment	—	(14.8)	—	(14.8)
Investment income	3.1	4.5	14.8	28.7
Interest expense, net of capitalized interest	(12.9)	(14.3)	(49.3)	(56.9)
Income (loss) from continuing operations before taxes	61.1	(59.8)	39.7	(211.0)
Provision (benefit) for income taxes	12.0	(3.0)	7.6	(39.1)
Income (loss) from continuing operations	$49.1	$(56.8)	$32.1	$(171.9)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and year ended December 31, 2012 and 2011.

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Oriented strand board, million square feet 3/8" basis(1)	839	750	3,464	3,125
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	49	46	196	186
Wood-based siding, million square feet 3/8" basis	218	208	923	774
Engineered I-Joist, million lineal feet(1)	14	13	63	56
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	1,469	1,346	6,633	6,339

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.